For Immediate Release

Contact:	Alex Lombardo (Investors) Treasurer (703) 573-9317	Erin Ruppenthal (Media) Director of Public Relations (608) 661-4775

Great Wolf Resorts Announces Updated Earnings Guidance
for Second Quarter and Full Year 2005

Madison, Wis. (June 14, 2005) — Great Wolf Resorts, Inc. (NASDAQ: WOLF), the nation’s largest owner, operator and developer of drive-to family resorts featuring indoor waterparks and other family-oriented entertainment activities, today announced that the company is revising its earnings guidance for the second quarter and the full year 2005.

The company’s revised earnings guidance for the second, third and fourth quarters and for the full year 2005 is as follows (amounts in thousands, except per share data):

	Second Quarter	Third Quarter
		Low	High
Net income (loss)	$(1,000)	$9,000	$10,200

Net income (loss) per diluted share	$ (0.03)	$ 0.30	$ 0.34

Adjusted EBITDA (a)	$7,000	$24,400	$26,400

Adjusted net income (loss) (a)	$(700)	$9,600	$10,800

Adjusted net income (loss) per diluted share	$ (0.02)	$ 0.32	$ 0.36

	Fourth Quarter		Full Year 2005
	Low	High	Low	High
Net income (loss)	$(2,000)	$(1,400)	$3,700	$5,500

Net income (loss) per diluted share	$ (0.07)	$ (0.05)	$ 0.12	$ 0.18

Adjusted EBITDA (a)	$8,500	$9,500	$47,000	$50,000

Adjusted net income (loss) (a)	$(1,160)	$(560)	$8,500	$10,300

Adjusted net income (loss) per diluted share	$ (0.04)	$ (0.02)	$ 0.28	$ 0.34

(a)	For reconciliations of Adjusted EBITDA and Adjusted net income (loss), see the tables accompanying this press release.

“With the upcoming expiration on June 18 of the lock-up period from our IPO, we felt it appropriate to update our second quarter and full year earnings guidance with our most recent view of operating results,” said John Emery, chief executive officer. “Our goal is to provide an updated picture of our current expectations for the second quarter and the remainder of the year.”

“Although our first quarter results were ahead of our original projections as a result of the Easter holiday and related school spring breaks falling in the first quarter this year, our budgeting expectations for 2005 underestimated the total impact of this shift on our second quarter results,” Emery said. “Additionally, in the Sandusky market our Great Wolf Lodge resort has been impacted by a significant increase in the number of competitive rooms of indoor waterpark resorts. During the second quarter of 2004, our 271-room resort was the only indoor waterpark resort in that market, while today indoor waterpark resorts have more than 800 rooms in this market. As a result of the increase in competitive pressure in this market, our Sandusky resort’s results in the second quarter were negatively impacted, and we expect that situation to continue to affect the resort’s operating results through the remainder of 2005. Our long-term view on the Sandusky market is positive based on our experience with competition in the Wisconsin Dells market. We expect the new supply in the Sandusky market will be absorbed by a gradual increase in overall demand over time.”

As a result of all of these factors, the company has decreased its second quarter Adjusted EBITDA projection from a range mid-point of $8.5 million to $7.0 million, and reduced its full year Adjusted EBITDA guidance from a range mid-point of $52.0 million to a range mid-point of $48.5 million.

“Our Williamsburg resort, while still in its first few months of operation, has been extremely well received by vacationers,” Emery noted. “Our summer bookings for Williamsburg are very strong and are showing a significant rate premium in comparison to our existing resorts, which evidences the strength of our brand in that market. We also have announced a 100-room expansion to the Williamsburg resort, which we expect to complete by late 2006. We believe the market will easily support a larger resort and our expansion will allow us to continue to capitalize on the substantial opportunities available in our first East Coast location.

“On the development front, construction of our Great Wolf Lodge in the Pocono Mountains in Pennsylvania is proceeding smoothly, and the resort is on target to open in Fall 2005. We also expect to break ground soon on construction of our Great Wolf Lodge to be built at Paramount’s Kings Island in Mason, Ohio. That resort will be owned by a joint venture we formed with Paramount Parks, a unit of Viacom Inc. That joint venture is a good example of the synergies and relationships we are looking to build to help to establish a sustainable competitive advantage within new marketplaces. Our business plan calls for the development of two owned resorts a year and we expect to announce our next new development project soon.”

Great Wolf Resorts is the leader in indoor waterpark destination resorts and owns and operates its family resorts under the Great Wolf Lodge and Blue Harbor Resort brands. Great Wolf Resorts is a fully integrated resort company and owns and/or manages Great Wolf Lodge locations in: Wisconsin Dells, Wisconsin; Sandusky, Ohio; Traverse City, Michigan; Kansas City, Kansas; Williamsburg, Virginia; the Pocono Mountains, Pennsylvania (scheduled to open in Fall 2005); Niagara Falls, Ontario (scheduled to open in 2006); and Mason, Ohio (scheduled to open in late 2006);and Blue Harbor Resort & Conference Center in Sheboygan, Wisconsin.

The company’s resorts are family-oriented destination facilities that generally feature 300 to 400 rooms and a large indoor entertainment area measuring 40,000 – 100,000 square feet. The all-suite properties offer a variety of room styles, arcade/game rooms, fitness centers, themed restaurants, spas, supervised children’s activities and other amenities. Additional information may be found on the company’s Web site at www.greatwolfresorts.com

Non-GAAP Financial Measures
Included in this press release are certain “non-GAAP financial measures,” which are measures of the company’s historical or future performance that are different from measures calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules, that Great Wolf Resorts believes are useful to investors. They are as follows: (i) Adjusted EBITDA and (ii) Adjusted net income. The following discussion defines these terms and presents the reasons the company believes they are useful measures of its performance.

Great Wolf Resorts defines Adjusted EBITDA as net income plus (a) interest expense, net, (b) income taxes, (c) depreciation and amortization, (d) non-cash employee compensation, (e) costs associated with early extinguishment of debt and (f) pre-opening costs of resorts under development. The company defines Adjusted net income as net income without the effects of (a) non-cash employee compensation, (b) costs associated with early extinguishment of debt, and (c) pre-opening costs of resorts under development.

Adjusted EBITDA and Adjusted net income as calculated by the company are not necessarily comparable to similarly titled measures by other companies. In addition, adjusted EBITDA (a) does not represent net income or cash flows from operations as defined by GAAP, (b) is not necessarily indicative of cash available to fund the company’s cash flow needs, and (c) should not be considered as an alternative to net income, operating income, cash flows from operating activities or the company’s other financial information as determined under GAAP. Also, Adjusted net income does not represent net income as defined by GAAP.

Management believes Adjusted EBITDA is useful to an investor in evaluating the company’s operating performance because a significant portion of its assets consists of property and equipment that are depreciated over their remaining useful lives in accordance with GAAP. Because depreciation and amortization are non-cash items, management believes that presentation of Adjusted EBITDA is a useful measure of the company’s operating performance. Also, management believes measures such as Adjusted EBITDA are widely used in the hospitality and entertainment industries to measure operating performance.

Similarly, management believes Adjusted net income is a useful performance measure because certain items included in the calculation of unadjusted net income may either mask or exaggerate trends in the company’s ongoing operating performance. Furthermore, performance measures that include these types of items may not be indicative of the continuing performance of the company’s underlying business. Therefore, the company presents Adjusted EBITDA and Adjusted net income because they may help investors to compare Great Wolf Resorts’ ongoing performance before the effect of various items that do not directly affect the company’s ongoing financial performance.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding Great Wolf Resorts’ future financial position, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Great Wolf Resorts, Inc. and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s ability to control or predict. Such factors include, but are not limited to, the company’s ability to develop new resorts or further develop existing resorts on a timely or cost efficient basis, competition in its markets, the company’s ability to manage growth, potential accidents or injuries at its resorts, its ability to achieve or sustain profitability, changes in family vacation patterns and consumer spending habits, downturns in its industry segment and extreme weather conditions, the company’s ability to attract a significant number of guests from its target markets, increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the company’s insurance coverage, and the company’s ability to protect its intellectual property and the value of its brands.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Great Wolf Resorts or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

# # #